Exhibit 1.1

[•] Common Shares

COMMUNITY CHOICE FINANCIAL INC.

UNDERWRITING AGREEMENT

May [•], 2012

CREDIT SUISSE SECURITIES (USA) LLC,

As Representative of the Several Underwriters (“Credit Suisse”),

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1.  Introductory.  Community Choice Financial Inc., an Ohio corporation (including its predecessor, CheckSmart Financial Holdings Corp., the “Company”) agrees with the several Underwriters named in Schedule B hereto (“Underwriters”) to issue and sell to the several Underwriters [•] common shares (“Securities”) (such [•] shares of Securities being hereinafter referred to as the “Firm Securities”).  The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] additional shares of its Securities and the shareholders listed in Schedule A hereto (“Selling Shareholders”) agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] additional outstanding shares (such [•] shares of Securities being hereinafter referred to as the “Optional Securities”) of the Company’s Securities, as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.  Representations and Warranties of the Company and the Selling Shareholders.  (a)  The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No. 333-176434) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.   At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended.  Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•]:00 pm (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised Credit Suisse that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Writing” means any written communication within the meaning of Rule 405 under the Act relating to the Securities that would, but for the provisions of Section 5(d) of the Act, be a “free writing prospectus” as defined in Rule 405 under the Act but without regard to whether a registration statement has been filed.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)  Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [•], 2012 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Credit Suisse specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Credit Suisse as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has notified or will promptly notify Credit Suisse and (ii) the Company has amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)  Good Standing of the Company and its subsidiaries.  The Company and each of its subsidiaries have been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary, owned directly or indirectly by the Company, is owned free from liens (other than liens granted in connection with the Company’s secured revolving credit facilities and senior secured notes as described in the General Disclosure Package and the Final Prospectus), encumbrances and defects.

(vii)  Corporate Structure.  (i) The subsidiaries of the Company listed on Schedule D are the only subsidiaries, direct or indirect, of the Company and (ii) except as disclosed in the General Disclosure Package, each such subsidiary is a wholly owned subsidiary, direct or indirect, of the Company.

(viii)  Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(i) hereof.

(ix)  Other Offerings. The Company has not sold, issued or distributed any common shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than common shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(x)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi)  No Registration Rights.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company or such subsidiary to file a registration statement under the Act with respect to any securities of the Company or such subsidiary or to require the Company or such subsidiary to include such securities with the Securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and, other than any exercise that has resulted only in the offering and sale of the Offered Securities by the Selling Shareholders as part of the offering contemplated by this Agreement, any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(xii)  Listing.  The Offered Securities have been approved for listing on the NASDAQ Stock Market, subject to notice of issuance.

(xiii)  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the Company’s transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(xiv)  Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the business of the Company and its subsidiaries, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xv)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational document of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the cases of clauses (ii) and (iii) above, for such defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)  Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or similar organizational document or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(xvii)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xviii)  Possession of Licenses and Permits.  The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xix)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

(xx)  Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xxi)  Environmental Laws.  Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxii)  Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Income Tax Considerations Applicable to Non-U.S. Holders”, “Description of Capital Stock”, “Description of Certain Indebtedness”, “Certain Relationships and Related-Party Transactions”, and “Business—Regulation and Compliance”, “Risk Factors—Risks Related to our Business—Changes in applicable laws and regulations, including adoption of new laws and regulations, governing consumer protection, lending practices and other aspects of our business could have a significant adverse impact on our business, results of operations, financial condition and ability to service our debt obligations.”, “Risk Factors—Risks Related to our Business—Short-term consumer lending, including payday lending, is highly controversial and has been criticized as being predatory by certain advocacy groups, legislators, regulators, media organizations and other parties.”,  “Risk Factors—Risks Related to our Business—The Dodd-Frank Act authorizes the newly created CFPB to adopt rules that could potentially have a serious impact on our ability to offer short-term consumer loans and it also empowers the CFPB and state officials to bring enforcement actions against companies that violate federal consumer financial laws.”, “Risk Factors—Risks Related to our Business— Some of our (and our competitors’) lending practices in certain states have become or may become the subject of regulatory scrutiny and/or litigation. An unfavorable outcome in ongoing or future litigation could force us to discontinue these business practices and/or make monetary payments. This could have a material adverse effect on our business, financial condition and results of operations.”, “Risk Factors—Risks Related to our Business—Judicial decisions, CFPB rule-making or amendments to the Federal Arbitration Act could render the arbitration agreements we use illegal or unenforceable.”, “Risk Factors—Risks Related to our Business— Provisions of Dodd-Frank limiting interchange fees on debit cards could reduce the appeal of debit cards we distribute and/or limit revenues we receive from our debit card activities.”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiii)  Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxiv)  Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxv)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, except as set forth in the General Disclosure Package and the Final Prospectus in the fourth and fifth sentences of the second paragraph under the heading “Risk Factors—Risks Related to this Offering, the Securities Markets and Ownership of our Common Shares—As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common shares”, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter relating to Internal Controls, which matter, if determined adversely, would have a Material Adverse Effect.

(xxvi)  Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxvii)  Financial Statements.  The financial statements included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries and CCCS and its consolidated subsidiaries, as applicable, as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the Company has no material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statements, the General Disclosure Package and the Final Prospectus; there are no financial statements that are required to be included in the Registration Statements, the General Disclosure Package or the Final Prospectus that are not included as required; the summary and selected financial and statistical data included in the Registration Statements, the General Disclosure Package and the Final Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company or CCCS, as applicable; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.  McGladrey & Pullen, who has certified the financial statements of the Company and CCCS included in, or incorporated by reference into, the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States).

(xxviii)  No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company (or, prior to its acquisition by the Company, declared, paid or made by CCCS) on any class of its (or their) capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, which is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business, and (vi) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxix)  Investment Company Act.  The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company and each of its subsidiaries is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act.

(xxx)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined under Section 3 of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(b)(ii) hereof.

(xxxi)  Taxes.  All federal, state and foreign income and franchise tax returns required to be filed by the Company or any of its subsidiaries in all jurisdictions have been so filed and are accurate in all material respects, except where the failure to make such filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxii)  Insurance.  The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(xxxiii)  Compliance with Applicable Consumer Finance Laws.  None of the transactions contemplated hereby, including the offer and sale of the Offered Securities, will (i) result in a material breach or violation of any statutes, rules, regulations or orders of governmental agencies or regulatory bodies, insofar as they govern check cashing services, short term or medium term loan products (including payday loans and title loans) or prepaid debit cards and related services, of the United States and the states where the Company and its subsidiaries provide services (such statutes, rules, regulations and orders, the “Applicable Consumer Finance Laws”) or (ii) require any consent, approval, authorization, order, registration or qualification of, or filing with, any governmental agency, regulatory body or court overseeing the Applicable Consumer Finance Laws, except for such consents (A) as have been obtained by the Company and are in full force and effect or (B) the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement.  The Company and its subsidiaries are in material compliance with the Applicable Consumer Finance Laws.

(xxxiv)  No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and its subsidiaries, has any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), the Patriot Act, or the Bank Secrecy Act; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with each of the laws referred to in clause (iii) above.

(xxxv)  Anti-Money Laundering.  Each of the Company, its subsidiaries, their affiliates and, to the knowledge of the Company and its subsidiaries, their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(xxxvi)  No Conflict with OFAC Laws.   None of the Company, its affiliates, or any of their respective executive officers and directors, or any other officers, directors, supervisors, managers, agents or employees, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvii)  Emerging Growth Company Status.  From the time of first filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any communication in reliance on Section 5(d) of the Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(xxxviii)  Use of Testing-the-Waters Writings.  The Company (a) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Act and (b) has not authorized anyone other than the Underwriters to engage in such communications.  The Company reconfirms that the Underwriters have been authorized to act on its behalf in communicating with potential investors in reliance on Section 5(d) of the Act.  The Company has not distributed any Testing-the-Waters Writings.

(b)  Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i)  Title to Securities.  Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.

(ii)  General Disclosure Package. As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to each Selling Shareholder, the representations and warranties contained in this Section 4(b)(ii) shall be limited to statements in or omissions from such documents made in reliance upon information relating to such Selling Shareholder furnished to the Company by such Selling Shareholder for use in the General Disclosure Package or any Limited Use Issuer Free Writing Prospectus.

(iii)  Good Standing of Selling Shareholder. To the extent any Selling Shareholder is an entity, such Selling Shareholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(iv)  No Distribution of Offering Material. No Selling Shareholder has distributed or will distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

(v)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Selling Shareholders for the consummation of the transactions contemplated by the Custody Agreements or this Agreement in connection with the offering and sale of the Offered Securities sold by the Selling Shareholders, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(vi)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Custody Agreements or this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of his, her or its properties or any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject or the charter or by-laws of such Selling Shareholder that is a corporation or the constituent documents of such Selling Shareholder that is not a natural person or a corporation.

(vii)  Power of Attorney and Custody Agreement.  The Power of Attorney and related Custody Agreement with respect to each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and constitutes valid and legally binding obligations of such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(viii)  Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  With respect to each Selling Shareholder, the representations and warranties contained in this Section 4(b)(viii) shall be limited to statements in or omissions from such documents made in reliance upon information relating to such Selling Shareholder furnished to the Company by such Selling Shareholder for use in the General Disclosure Package or any Limited Use Issuer Free Writing Prospectus.

(ix)  Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Shareholder (or, to such Selling Shareholder’s knowledge, any direct or indirect shareholder of such Selling Shareholder) is a party, which are required to be described in the Registration Statements, the General Disclosure Package or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(x)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each Selling Shareholder.

(xi)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii)  Absence of Manipulation.  No Selling Shareholder has taken, directly or indirectly, any action that is designed to or that has constituted or that would cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xiii)  Lock-up Agreements; Waiver of Registration Rights.  Such Selling Shareholder has duly authorized, executed and delivered to Credit Suisse a lock-up letter in the form of Exhibit H hereto. Such Selling Shareholder has waived or hereby waives all rights with respect to any registration rights applicable to the offer and sale of the Offered Securities and has consented or hereby consents to the offer and sale of the Offered Securities by the other Selling Shareholders.

(xiv)  No Undisclosed Material Information.  The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package and the Final Prospectus.

3.  Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, that number of Firm Securities (rounded up or down, as determined by Credit Suisse in its discretion, in order to avoid fractions) obtained by multiplying [•] Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

Certificates in negotiable form for the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (the “Custodian”).  Each Selling Shareholder agrees that the shares represented by the certificates held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company will deliver the Firm Securities to or as instructed by Credit Suisse for the accounts of the several Underwriters in a form reasonably acceptable to Credit Suisse against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of [•], at the office of Cravath, Swaine & Moore LLP, at [•] A.M., New York time, on [•], 2012, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from Credit Suisse given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  The Company and the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is [•] in the case of the Company and the number of shares set forth opposite the names of such Selling Shareholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” in the case of the Selling Shareholders and the denominator of which is the total number of Optional Securities (subject to adjustment by Credit Suisse to eliminate fractions). Such Optional Securities shall be purchased from the Company and each Selling Shareholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm

Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company and the Selling Shareholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company and the Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by Credit Suisse for the accounts of the several Underwriters in a form reasonably acceptable to Credit Suisse, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of [•], in the case of [•] Optional Securities, and [•] in the case of [•] Optional Securities, at the office of Cravath, Swaine & Moore LLP.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters and the Selling Shareholders that:

(a)  Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by Credit Suisse, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Credit Suisse, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise Credit Suisse promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to Credit Suisse of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Credit Suisse .

(b)  Filing of Amendments: Response to Commission Requests.  The Company will promptly advise Credit Suisse of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without Credit Suisse’s consent, which shall not be unreasonably withheld; and the Company will also advise Credit Suisse promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or, but for the exemption in Rule 172, would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify Credit Suisse, or, if applicable, the applicable Selling Shareholder will promptly notify the Company and Credit Suisse, of such event and the Company will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of Credit Suisse, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither Credit Suisse’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)  Furnishing of Prospectuses.  The Company will furnish to Credit Suisse one copy of the Registration Statement that is signed and will include all exhibits, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or, but for the exemption in Rule 172, would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as Credit Suisse requests. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the business day following the execution and delivery of this Agreement or as otherwise agreed by the Company and Credit Suisse.  All other such documents shall be so furnished as soon as available. The Company and the Selling Shareholders will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdictions, where it is not already so qualified or required to file such a consent.

(g)  Reporting Requirements.  During the period of three years hereafter, the Company will furnish to Credit Suisse and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Credit Suisse (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as Credit Suisse may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system, it is not required to furnish such reports or statements to the Underwriters; provided that if such reports or statements are available but have not been timely filed with the Commission, the Company shall furnish, upon request, such reports or statements to Credit Suisse.

(h)  Payment of Expenses.  The Company and each Selling Shareholder agree with the several Underwriters that the Company and such Selling Shareholder will pay all expenses incidental to the performance of the obligations of the Company and such Selling Shareholder, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including for the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Shareholders of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i)  Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(j)  Absence of Manipulation.  The Company and the Selling Shareholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)  Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse.  The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.  The Company will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period. The restrictions set forth in this Section 5(k) shall not apply to (A) the registration and sale of the Offered Securities to the Underwriters as contemplated by this Agreement, (B) the issuance and delivery of Lock-Up Securities upon the exercise of stock options or other equity-based awards outstanding on the date of this Agreement that are described in, and have been granted in accordance with, and pursuant to, the Company’s stock option plans described in, each Registration Statement and the General Disclosure Package, (C) the grant or issuance of Lock-Up Securities to employees, consultants or directors in the ordinary course of business in accordance with, and pursuant to, the Company’s stock option plans described in each of the Registration Statement and the General Disclosure Package, provided that such securities either do not vest or are not transferable except in accordance with the provisions of an agreement having substantially the same terms as the lock-up letter set forth in Exhibit H of this Agreement and (D) offers, sales and issuances in the aggregate of up to 5% of the Securities outstanding after giving effect to the consummation of the offering contemplated by this Agreement as consideration for acquisitions of businesses or in connection with the formation of joint ventures, in each case related to the business conducted by the Company as described in the General Disclosure Package, from a third party that is not an affiliate (within the meaning of Rule 405 under the Act) of the Company prior to such transaction; provided that Lock-Up Securities issued pursuant to clause (B) or (D) are subject to the terms of an agreement having substantially the same terms as the form of lock-up letter attached as an exhibit to this Agreement.

(l)  Agreement to announce lock-up waiver.  If Credit Suisse, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 7(h) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit G hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)  Restriction on Sale of Securities by Selling Shareholders.  For the period specified in each of the lock-up letters (the “Shareholder Lock-up Letters”) previously executed by the shareholders and optionholders of the Company in the form of lock-up letter attached as an exhibit hereto, each Selling Shareholder will not take any action in contravention of such Shareholder Lock-up Letters.

(n)  Loss of Emerging Growth Company Status.  The Company will promptly notify Credit Suisse if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(k) hereof.

6.  Issuer Free Writing Prospectuses. The Company and Selling Shareholders represent and agree that, unless they obtain the prior consent of Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by Credit Suisse.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such

Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or Credit Suisse, shall be contemplated by the Commission.

(b)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of Credit Suisse, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as such term is defined under Section 3 of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of Credit Suisse, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of Credit Suisse, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c)  Credit Suisse shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that (A) the representations and warranties of the Company in this Agreement are true and correct, (B) that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date, (C) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission, (D) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission and (E) subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company taken as a whole except as set forth in the General Disclosure Package.

(d)  Credit Suisse shall have received on such Closing Date an opinion with respect to the laws of California, Delaware, New York, Ohio and the United States, dated such Closing Date, in form and substance satisfactory to Credit Suisse and counsel for the Underwriters, of Jones Day, counsel for the Company and its subsidiaries, to the effect set forth in Exhibit A hereto.

(e)  Credit Suisse shall have received on such Closing Date an opinion, dated such Closing Date, in form and substance satisfactory to Credit Suisse and counsel for the Underwriters, of Dreher Tomkies Scheiderer LLP, special regulatory counsel for the Company and its subsidiaries, to the effect set forth in Exhibit B hereto.

(f)  Credit Suisse shall have received on such Closing Date an opinion, dated such Closing Date, in form and substance satisfactory to Credit Suisse and counsel for the Underwriters, of the General Counsel of the Company, to the effect set forth in Exhibit C hereto.

(g)  Credit Suisse shall have received on such Closing Date an opinion, dated such Closing Date, in form and substance satisfactory to Credit Suisse and counsel for the Underwriters, of Ice Miller LLP, counsel for the Selling Shareholders, to the effect set forth in Exhibit D hereto.

(h)  At the time this Agreement is executed and on such Closing Date, Credit Suisse shall have received from McGladrey & Pullen, independent registered public accountants with respect to the Company and its subsidiaries, customary “comfort letters” addressed Credit Suisse and substantially in the form of Exhibit E hereto with respect to the financial statements and certain financial information of the Company and CCCS contained in the General Disclosure Package and the Final Prospectus, dated as of the date of this Agreement and as of such Closing Date (except that, in any letter dated on a Closing Date the specified date referred to in Exhibit E hereto shall be a date no more than three days prior to such Closing Date).

(i)  At the time this Agreement is executed, Credit Suisse shall have received a certificate in form and substance satisfactory to Credit Suisse and counsel for the Underwriters, from the Chief Financial Officer of the Company, to the effect set forth in Exhibit F hereto.

(j)  Credit Suisse shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, a negative assurance letter and such opinion or opinions, dated such Closing Date, with respect to such matters as Credit Suisse may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)  Lock-Up Agreements.  On or prior to the date hereof, Credit Suisse shall have received lockup letters from each of the executive officers and directors of the Company who are not Selling Shareholders, the Selling Shareholders and each of the persons listed on Schedule E hereto.

(l)  The Custodian will deliver to Credit Suisse a letter stating that they will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(m)  The Selling Shareholders and the Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. Credit Suisse may in its sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Writing, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Credit Suisse specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)  Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Writing, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that a Selling Shareholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Shareholder or contained in a representation or warranty given by such Selling Shareholder in this Agreement or the Custody Agreement and provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c)  Indemnification of Company and Selling Shareholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [•] paragraph under the caption “Underwriting.”

(d)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a), (b) or (c) above except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation

(even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e). Notwithstanding the provisions of this subsection (e), no Selling Shareholder shall be required to contribute any amount in excess of an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of Cravath, Swaine & Moore LLP) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to Credit Suisse at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Community Choice Financial, 7001 Post Road, Suite 200, Dublin, OH 43016, Attention: General Counsel, with a copy to Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael Solecki or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to [•] at [•] with a copy to Ice Miller LLP, 250 West Street, Suite 700, Columbus, Ohio 43215, Attention: Susan D. Rector; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation.  Credit Suisse will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by Credit Suisse will be binding upon all the Underwriters. William E. Sauxnders and H. Eugene Lockhart will act for each of the Selling Shareholders named in Schedule A-1 hereto in connection with such transactions, and any action under or in respect of this Agreement taken by William E. Saunders and H. Eugene Lockhart will be binding upon all such Selling Shareholders.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company and the Selling Shareholders acknowledge and agree that:

(a)  No Other Relationship.  Credit Suisse has been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and Credit Suisse, on the other,  has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether Credit Suisse has advised or is advising the Company or the Selling Shareholders on other matters;

(b)  Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Shareholders following discussions and arms-length negotiations with Credit Suisse and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  Absence of Obligation to Disclose.  The Company and the Selling Shareholders have been advised that Credit Suisse and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that Credit Suisse has no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against Credit Suisse for breach of fiduciary duty or alleged breach of fiduciary duty and agree that Credit Suisse shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The parties hereto hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with Credit Suisse’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SELLING SHAREHOLDERS NAMED IN
SCHEDULE A-1 HERETO,

By:
Name:

As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule A-1 to this Agreement.

DEAL LEADERS FUND, L.P.,
a Delaware limited partnership

By: DCP IV GP, L.P.
Its: General Partner

By: DCP IV GP-GP, LLC
Its: General Partner

By:
Name:
Title:	Managing Member

DIAMOND CASTLE PARTNERS IV-A, L.P.,
a Delaware limited partnership

By: DCP IV GP, L.P.
Its: General Partner

By: DCP IV GP-GP, LLC
Its: General Partner

By:
Name:
Title:	Managing Member

DIAMOND CASTLE PARTNERS IV, L.P.,
a Delaware limited partnership

By: DCP IV GP, L.P.
Its: General Partner

By: DCP IV GP-GP, LLC
Its: General Partner

By:
Name:
Title:	Managing Member

COMMUNITY CHOICE FINANCIAL INC.

By
[Title]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Acting on behalf of itself and as the Representative of the several Underwriters.

SCHEDULE A

Selling Shareholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
California Check Cashing Stores, Inc.	—	82,874
Diamond Castle Partners IV, L.P.	—	639,595
Diamond Castle Partners IV-A, L.P.	—	242,527
Deal Leaders Fund, L.P.	—	8,589
Golden Gate Capital Investment Fund II, L.P.	—	184,314
Golden Gate Capital Investment Fund II-A, L.P.	—	11,454
Golden Gate Capital Investment Fund II (AI), L.P.	—	4,596
Golden Gate Capital Investment Fund II-A (AI), L.P.	—	286
Golden Gate Capital Associates II-QP, L.L.C.	—	4,544
Golden Gate Capital Investment Fund II-AI, L.L.C	—	72
CCG AV, L.L.C. — Series C	—	7,328
CCG AV, L.L.C. — Series A	—	2,163
CCC AV, L.L.C. — Series G	—	2,129
CCC AV, L.L.C. — Series I	—	1,477
James H. Frauenberg 1998 Trust	—	154,901
Bridgette Roman	—	1,334
Greyson Eves	—	2,132
Pagle Helterbrand	—	2,132
Robert Grieser	—	1,334
California Check Cashing Stores II, Inc.	—	12,435
California Check Cashing Stores IV, Inc.	—	27,712
James H. Frauenberg Desc. Trust	—	7,784

Total	—	1,401,712

SCHEDULE A-1

Selling Shareholders that have appointed William E. Saunders and H. Eugene Lockhart as Attorneys-in-Fact:

California Check Cashing Stores, Inc.

Golden Gate Capital Investment Fund II, L.P.

Golden Gate Capital Investment Fund II-A, L.P.

Golden Gate Capital Investment Fund II (AI), L.P.

Golden Gate Capital Investment Fund II-A (AI), L.P.

Golden Gate Capital Associates II-QP, L.L.C.

Golden Gate Capital Investment Fund II-AI, L.L.C.

CCG AV, L.L.C. — Series A

CCG AV, L.L.C. — Series C

CCC AV, L.L.C. — Series G

CCG AV, L.L.C. — Series I

James H. Frauenberg 1998 Trust

Bridgette Roman

Greyson Eves

Pagle Helterbrand

Robert Grieser

California Check Cashing Stores II, Inc.

California Check Cashing Stores IV, Inc.

James H. Frauenberg Desc. Trust

SCHEDULE B

	Number of Firm Securities to Be Sold By		Total Number of Firm Securities
Underwriter	Company	Selling Shareholder	to be Purchased
Credit Suisse Securities (USA) LLC
Jefferies & Company, Inc.
Stephens Inc.
JMP Securities LLC
William Blair & Company, L.L.C.

Total

SCHEDULE C

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  [•]

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The initial price to the public of the Offered Securities.

SCHEDULE D

Subsidiaries of Community Choice Financial Inc.

Subsidiary	Direct Parent	Jurisdiction of Formation
ARH-Arizona, LLC	Checksmart Financial Company	Delaware
BCCI CA, LLC	Checksmart Financial Company	Delaware
BCCI Management Company	Checksmart Financial Company	Ohio
Buckeye Check Cashing, Inc.	Checksmart Financial Company	Ohio
Buckeye Check Cashing II, Inc.	Checksmart Financial Company	Ohio
Buckeye Check Cashing of Arizona, Inc.	Checksmart Financial Company	Ohio
Buckeye Check Cashing of California, LLC	Checksmart Financial Company	Delaware
Buckeye Check Cashing of Florida, Inc.	Checksmart Financial Company	Ohio
Buckeye Check Cashing of Illinois, LLC	Checksmart Financial Company	Delaware
Buckeye Check Cashing of Kansas, LLC	Checksmart Financial Company	Delaware
Buckeye Check Cashing of Kentucky, Inc.	Checksmart Financial Company	Ohio
Buckeye Check Cashing of Michigan, Inc.	Checksmart Financial Company	Delaware
Buckeye Check Cashing of Missouri, LLC	Checksmart Financial Company	Delaware
Buckeye Check Cashing of Nevada, LLC	Checksmart Financial Company	Delaware
Buckeye Check Cashing of Texas, LLC	Checksmart Financial Company	Delaware
Buckeye Check Cashing of Utah, Inc.	Checksmart Financial Company	Ohio
Buckeye Check Cashing of Virginia, Inc.	Checksmart Financial Company	Ohio
Buckeye Commercial Check Cashing of Florida, LLC	Checksmart Financial Company	Delaware
Buckeye Credit Solutions, LLC	Checksmart Financial Company	Delaware
Buckeye Credit Solutions of Arizona, LLC	Checksmart Financial Company	Delaware
Buckeye Lending Solutions of Arizona, LLC	Checksmart Financial Company	Delaware
Buckeye Lending Solutions, LLC	Checksmart Financial Company	Delaware
Buckeye Small Loans, LLC	Checksmart Financial Company	Delaware
Buckeye Title Loans of California, LLC	Checksmart Financial Company	Delaware
Buckeye Title Loans of Kansas, LLC	Checksmart Financial Company	Delaware
Buckeye Title Loans of Missouri, LLC	Checksmart Financial Company	Delaware
Buckeye Title Loans of Utah, LLC	Checksmart Financial Company	Delaware
Buckeye Title Loans of Virginia, LLC	Checksmart Financial Company	Delaware
Buckeye Title Loans, Inc.	Checksmart Financial Company	Ohio
California Check Cashing Stores, LLC	CCCS Holdings, LLC	Delaware
Cash Central of Alabama, LLC	Direct Financial Solutions, LLC	Alabama
Cash Central of Alaska, LLC	Direct Financial Solutions	Alaska
Cash Central of California, LLC	Direct Financial Solutions	California
Cash Central of Delaware, LLC	Direct Financial Solutions	Delaware
Cash Central of Hawaii, LLC	Direct Financial Solutions	Hawaii
Cash Central of Idaho, LLC	Direct Financial Solutions	Idaho
Cash Central of Kansas, LLC	Direct Financial Solutions	Kansas
Cash Central of Minnesota, LLC	Direct Financial Solutions	Minnesota

Cash Central of Missouri, LLC	Direct Financial Solutions	Missouri
Cash Central of Nevada, LLC	Direct Financial Solutions	Nevada
Cash Central of North Dakota, LLC	Direct Financial Solutions	North Dakota
Cash Central of South Dakota, LLC	Direct Financial Solutions	South Dakota
Cash Central of Texas, LLC	Direct Financial Solutions	Texas
Cash Central of Utah, LLC	Direct Financial Solutions	Utah
Cash Central of Washington, LLC	Direct Financial Solutions	Washington
Cash Central of Wyoming, LLC	Direct Financial Solutions	Wyoming
Cash Central of Wisconsin, LLC	Direct Financial Solutions	Wisconsin
Cash Central of UK Limited	Direct Financial Solutions of UK Limited	England and Wales
CCCIS, Inc.	California Check Cashing Stores, LLC	California
CCCS Corporate Holdings, Inc.	Community Choice Financial Inc.	Delaware
CCCS Holdings, LLC	CCCS Corporate Holdings, Inc.	Delaware
Checksmart Financial Company	Checksmart Financial Company	Delaware
Checksmart Financial Holdings Corp.	Community Choice Financial Inc.	Delaware
Checksmart Financial, LLC	Delaware
Checksmart Money Order Services, Inc.	Checksmart Financial Company	Delaware
Community Choice Family Insurance Agency, LLC	Community Choice Financial Inc.	Delaware
CS-Arizona, LLC	Checksmart Financial Company	Delaware
DFS Direct Financial Solutions of Canada, Inc.	Community Choice Financial Inc.	British Columbia
Direct Financial Solutions, LLC	Community Choice Financial Inc.	Delaware
Direct Financial Solutions of UK Limited	Community Choice Financial Inc.	England and Wales
Express Payroll Advance of Ohio, Inc.	Checksmart Financial Company	Ohio
Fast Cash, Inc.	California Check Cashing Stores, LLC	California
First Virginia Credit Solutions, LLC	Checksmart Financial Company	Delaware
First Virginia Financial Services, LLC	Checksmart Financial Company	Delaware
Hoosier Check Cashing of Ohio, LTD	Checksmart Financial Company	Ohio
Insight Capital, LLC	Checksmart Financial Company	Alabama
National Tax Lending, LLC	Checksmart Financial Company	Delaware
Reliant Software, Inc.	Community Choice Financial Inc.	Utah

SCHEDULE E

Parties to Execute Lock-Up Agreements

Shareholders
James H. Frauenberg 1998 Trust
James H. Frauenberg 1998 Descendents Trust
Michael W. Lenhart 1998 Trust
Michael W. Lenhart 1998 Descendents Trust
William E. Saunders, Jr.
Diamond Castle Partners IV, L.P.
Diamond Castle Partners IV-A, L.P.
Deal Leaders Fund L.P.
Golden Gate Capital Investment Fund II, L.P.
Golden Gate Capital Investment Fund II-A, L.P.
Golden Gate Capital Investment Fund II (AI), L.P.
Golden Gate Capital Investment Fund II-A (AI), L.P.
Golden Gate Capital Associates II-QP, LLC
Golden Gate Capital Associates II-AI, LLC
CCG AV, L.L.C. — Series A
CCG AV, L.L.C. — Series C
CCG AV, L.L.C. — Series G
CCG AV, L.L.C. — Series I
California Check Cashing Stores, Inc.
California Check Cashing Stores II, Inc.
California Check Cashing Stores IV, Inc.
Chad M. Streff, Trustee of the Chad M. Streff Living Trusts
Option Holders
Eric Austin
Charles Cole
Marshall Davis
Michael Durbin
Greyson Eves
James H. Frauenberg
Robin Grenko
Robert M. Grieser
Kyle F. Hanson
Pagle Helterbrand
Jon Ipp
Brandon Jones
Michael Langer

Felix Lo
Eugene Lockhart
Louis G. Nash
Mike Rae
Larry Reisinger
Bridgette C. Roman
Andrew Rush
Eugene Schutt
Chad M. Streff
Lance Solomon
Lisa Vittorini
David M. Wittels
Lee A. Wright

EXHIBIT A

FORM OF JONES DAY OPINION

EXHIBIT B

FORM OF DREHER TOMKIES SCHEIDERER LLP OPINION

EXHIBIT C

FORM OF GENERAL COUNSEL OF COMPANY OPINION

EXHIBIT D

FORM OF SELLING SHAREHOLDERS OPINION

EXHIBIT E

COMFORT LETTER

EXHIBIT F

FORM OF CFO’S CERTIFICATE

EXHIBIT G

[Form of Press Release]

[Company]

[Date]

(“[Company]”) announced today that Credit Suisse, the lead book-running manager in the Company’s recent public sale of       common shares, is [waiving] [releasing] a lock-up restriction with respect to     common shares of the Company held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on     ,        20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT H

FORM OF LOCK-UP LETTER

[Insert date of lock-up letter]

Community Choice Financial Inc.

7001 Post Road, Suite 200

Dublin, Ohio 43016

Credit Suisse Securities (USA) LLC

As Representative of the Several Underwriters
Eleven Madison Avenue

New York, NY 10010-3629

Dear Sirs:

As an inducement to the Representative to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common shares (the “Securities”) of Community Choice Financial Inc., an Ohio corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”).  In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.  Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement. This Lock-Up Agreement shall not apply to the sale of any Securities to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to the Underwriting Agreement.

A transfer of Securities may be made (a) to a family member or trust, (b) as a bona fide gift or (c) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that, in the case of each of the foregoing clauses (a), (b) and (c), (x) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, (y) such transfer shall not involve a disposition for value and (z) no filing or public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

Nothing in this Lock-Up Agreement shall prevent the establishment by the undersigned of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c) under the Exchange Act; provided that it shall be a condition to the establishment of any such Plan that no sales of the Company’s securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period; and provided further that no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with the establishment of such Plan prior to the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) Credit Suisse agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Credit Suisse will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Credit Suisse hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before the earlier of (i) September 30, 2012 and (ii) the date on which the Company informs Credit Suisse in writing that it has determined not to proceed with the offering referenced above.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of shareholder]